AMENDMENT NO. 2 TO

AMENDED AND RESTATED AGREEMENT FOR FUND ACCOUNTING AND FUND

ADMINISTRATION SERVICES

THIS AMENDMENT NO. 2 (this “Amendment”) to the AMENDED AND RESTATED AGREEMENT FOR FUND ACCOUNTING AND FUND ADMINISTRATION SERVICES, dated May 1, 2021, novated October 1, 2021, and amended December 28, 2022 (the “Agreement”), is made and effective as of April 28, 2025, by and between PARNASSUS FUNDS, a Massachusetts business trust (the “Trust”), and PARNASSUS INVESTMENTS, LLC, a Delaware limited liability company (“Parnassus”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, Parnassus performs certain services for the series of the Trust (collectively, the “Funds”); and

WHEREAS, the parties agree to amend the Agreement to attach a list of the Funds covered by the Agreement, to make certain updates and clarify that a new series is being added, the Parnassus International Equity Fund.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Exhibit. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A as attached hereto.

2.	Representations and Warranties. Each party represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.

This Amendment supplements and amends the Agreement. As amended hereby, all terms and conditions of the Agreement are hereby ratified and affirmed as of the date hereof and are extended to give effect to the terms hereof. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

b.

Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.

This Amendment may be executed and delivered in counterparts (through facsimile transmission or otherwise in writing), each such counterpart shall be deemed an original, and all such counterparts, together, shall constitute the same Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

PARNASSUS FUNDS		PARNASSUS INVESTMENTS, LLC

By:	/s/ John V. Skidmore	By:	/s/ Benjamin E. Allen
Name: John V. Skidmore II		Name: Benjamin E. Allen
Title: Secretary		Title: President and Chief Executive Officer

Signature Page

EXHIBIT A

LIST OF FUNDS COVERED UNDER THE AGREEMENT

PARNASSUS FUNDS

Parnassus Growth Equity Fund – Investor Shares

Parnassus Growth Equity Fund – Institutional Shares

Parnassus Mid Cap Growth Fund – Investor Shares

Parnassus Mid Cap Growth Fund – Institutional Shares

Parnassus Mid Cap Fund – Investor Shares

Parnassus Mid Cap Fund – Institutional Shares

Parnassus Value Equity Fund – Investor Shares

Parnassus Value Equity Fund – Institutional Shares

Parnassus International Equity Fund – Investor Shares

Parnassus International Equity Fund – Institutional Shares

Exhibit A